UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)

(877) 455-3036

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2020, the Board of Directors (the “Board”) of Vital Farms, Inc. (the “Company”) appointed Bo Meissner to serve as Chief Financial Officer and as the principal financial officer and principal accounting officer of the Company, effective December 28, 2020, the beginning of the Company’s fiscal year ending 2021. The Board’s appointment of Mr. Meissner to this role marks the successful completion of a previously disclosed transition period following Mr. Meissner’s commencement of employment with the Company in July 2020. Jason Dale, who is currently the Company’s Chief Operating Officer and Chief Financial Officer, as well as its principal financial officer and principal accounting officer, will continue to serve as the Company’s Chief Operating Officer as of December 28, 2020.

Mr. Meissner, age 59, has served as the Company’s Executive Vice President, Finance, since July 2020. Prior to joining the Company, Mr. Meissner served as Vice President and Chief Financial Officer and a board member of NatureSweet, a company selling greenhouse grown vegetables, from May 2016 to May 2020. Prior to NatureSweet, Mr. Meissner served in various roles, including most recently as Senior Vice President of Finance and Treasury at Boulder Brands, a food company, from December 2010 to August 2015 and as the Vice President of Financial Planning and Analysis from November 2008 to December 2010. Prior to that, Mr. Meissner served in a broad range of finance and accounting roles at Dr Pepper Snapple Group (formerly Cadbury Schweppes Americas Beverages and now part of Keurig Dr Pepper, Inc.), a multinational beverage company, from 2001 to 2008, and at Procter & Gamble, a multinational consumer goods company, in Canada, Europe and the United States, from 1989 to 2000. Mr. Meissner received his B.Sc. from Carleton University in Ottawa, Canada and his M.B.A. from Queen’s University in Kingston, Canada.

There are no family relationships among Mr. Meissner and any of the Company’s directors or other executive officers, nor are there any related party transactions between Mr. Meissner and the Company.

Like the Company’s other executive officers, Mr. Meissner is an at-will employee. Pursuant to his offer letter entered into with the Company in July 2020, as Chief Financial Officer, Mr. Meissner will continue to receive an annual base salary of $320,000 per year and will remain eligible for a discretionary annual bonus at an annual target amount of 60% of his base salary, as and if determined by the Board. Mr. Meissner is also eligible to participate in the Company’s employee benefit plans, including its medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of the Company’s other employees.

On December 17, 2020, the Company issued a press release announcing Mr. Meissner’s appointment as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: December 17, 2020	By:	/s/ Jason Dale
Jason Dale
Chief Operating Officer and Chief Financial Officer